Exhibit No. 23




                     CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Alberto-Culver Company:

We consent to the use of our reports, incorporated herein by reference, dated October 26, 1994, with respect to the consolidated financial statements of Alberto-Culver Company as of September 30, 1994 and 1993 and for each of the years in the three-year period ended September 30, 1994 and the related financial statement schedules.

                                    /s/KPMG Peat Marwick LLP


Chicago, Illinois
September 12, 1995